Exhibit 99.1

GCP Applied Technologies Acquires Ductilcrete Holdings, LLC
Commercial Flooring Technology Expands Engineered Systems Offering

Cambridge, MA, Oct 31, 2017 (GLOBE NEWSWIRE) -- GCP Applied Technologies Inc. (NYSE:GCP) announced today that it has completed the acquisition of Schaumburg, Illinois-based Ductilcrete Technologies (“Ductilcrete”), a technology leader for concrete flooring systems, for $32 million.

Ductilcrete is best known for its patented technology which enables the placement and long-term performance of smooth and level floors, a necessity in modern industrial and commercial buildings. The flooring system provides customers with more sustainable, cost-effective, low-maintenance surfaces with a higher load-bearing capacity than traditional construction. Since it commenced operations in 2012, Ductilcrete has completed over 400 projects and placed over 125 million square feet of flooring using its system. Ductilcrete’s management team members, led by founder Greg Scurto, are expected to continue in their roles to grow the Ductilcrete business within GCP.

“This acquisition aligns with our strategic plan for the continued expansion of our technology platform with new product categories and engineered systems for an even wider range of customers,” said GCP President and Chief Executive Officer Gregory E. Poling. “Our concrete materials expertise combined with our deep understanding of the specifier, developer and owner will create new opportunities and accelerate the penetration of this system.”

GCP expanded its range of products for flooring last year with the acquisition of the KOVARATM moisture barrier flooring membrane (formerly known as VERSASHIELD®). The Ductilcrete engineered floor system complements GCP’s existing flooring solutions, which include shrinkage-reducing admixtures and fibers, as well as its expertise in the specification and engineering of concrete materials and technologies. Ductilcrete’s system is installed by its network of licensed contractors, and the system offers labor and time savings while providing customers with higher quality flat floors.

“GCP professionals bring together our industry-leading products, technology, service, and expertise from all areas of the Company to support engineering teams through the full span of a project,” said Rick Mihevc, GCP’s Sales Director, Design Advantage. “The Ductilcrete acquisition reflects our commitment to support customers with innovative, market-leading, and integrated solutions.”

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About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Media Relations
Paul Keeffe
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mediainfo@gcpat.com

Investor Relations
Joe DeCristofaro
+1 617.498.2616
investors@gcpat.com